UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, For Use of the Commission Only (as permitted by Rule 14z-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Under Rule 14a-12

BULLION MONARCH MINING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computer on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date File:

January 10, 2008

Dear Stockholder:

We are pleased to announce that since our last correspondence with stockholders, Bullion Monarch Mining, Inc. has filed annual, quarterly and current reports with the Securities and Exchange Commission that provide all current material information about us.

The Company has also been issued a new trading symbol, “BULM,” and has been cleared by the Financial Industry Regulatory Authority (“FINRA”) to resume quotations of our common stock on the OTC Bulletin Board.  We have a new website that can be accessed at www.bullionmm.com or www.bullionmonarchmining.com .  The Company’s subsidiary, EnShale, Inc., also has a website which can be accessed through a link on the Bullion Monarch website or at www.enshale.com .  The websites will help to keep stockholders updated as to the happenings of the Company.

We are also pleased to look forward to the opportunity to meet with stockholders.  A stockholder meeting will be held at 10:00 A.M. on Monday the 28th of January, 2008.   The location of the meeting will be at the Alexis Park Resort, 375 East Harmon Avenue, Las Vegas, Nevada.  Please call our Corporate Offices at the number above if you plan to attend.   Call the resort for room reservations at 800-582-2228.  The resort is conveniently located near the airport and the Strip.

A Proxy Statement is enclosed for your vote.  Please return your Proxy as soon as possible, if you do not plan on attending the meeting.

Regards,

/s/R. Don Morris

R. Don Morris

President and CEO

Bullion Monarch Mining, Inc.

BULLION MONARCH MINING, INC.

299 East 950 South

Orem, Utah 84058

(801) 426-8111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bullion Monarch Mining, Inc.:

The 2007 Annual Meeting of the Stockholders (the “Annual Meeting”) of Bullion Monarch Mining, Inc., a Utah corporation (“Bullion Monarch” or the “Company,” and “we,” “our” or “us” and similar words of import)  will be held at the Alexis Park Resort, 375 East Harmon Avenue, Las Vegas, Nevada, Monday, January 28, 2008, at 10:00 a.m. PST. At this year’s meeting, we plan to conduct the following business items:

(1) To re-elect the current members of our Board of Directors;

(2) To ratify the appointment of Mantyla McReynolds as our independent registered public accounting firm for the fiscal year ending April 30, 2008; and

(3) To transact such other business as may properly come before the Annual Meeting (and any adjournment thereof), all in accordance with the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on Friday, December 21, 2007, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  Only holders of record of common stock of Bullion Monarch at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  However, whether you expect to attend the Annual Meeting in person, you are urged to complete, date and sign the accompanying Form of Proxy and return it to our offices as soon as possible.  If you send your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so.  Your proxy is revocable in accordance with the procedures set forth in this Proxy Statement.

Should any stockholder wish to submit a proposal for consideration at the next annual meeting of our stockholders, any such proposal must be received by us at our principal executive offices no later than June 17, 2008, which is one hundred twenty (120) days prior to the next annual meeting that is currently anticipated to be held on or about October 15, 2008.  Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 of the Securities and Exchange Commission shall be considered untimely.

By the Order of the Board of Directors,

/s/ James A. Morris

James A. Morris, Secretary

BULLION MONARCH MINING, INC.

299 East 950 South

Orem, Utah  84058

PROXY STATEMENT

Annual Meeting and Proxy Solicitation Information.

This Proxy Statement is being furnished by our Board of Directors for the solicitation of proxies from the holders of our common stock in connection with the annual meeting of our stockholders to be held at Alexis Park Resort, 375 East Harmon Avenue, Las Vegas, Nevada, on Monday, January 28, 2008, at 10:00 a.m. PST, and at any recess or adjournment thereof (the “Annual Meeting”).  It is expected that the Notice of Annual Meeting of Stockholders, our Annual Report on Form 10-KSB of the Securities and Exchange Commission for fiscal year ended April 30, 2007, this Proxy Statement, the accompanying Form of Proxy and our President’s Letter will be mailed to stockholders on or before Friday, January 18, 2008.

VOTING RIGHTS AND SOLICITATION

Voting

The Board of Directors has fixed the close of business on December 21, 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 40,228,510 shares of our common stock outstanding.  Holders of record of Bullion Monarch’s common stock on the Record Date are entitled to cast one vote per share of common stock owned with respect to each matter to be considered at the Annual Meeting.

Each share of common stock will be voted in accordance with the instructions indicated in a properly executed proxy.  If no instructions are indicated, such shares will be voted as recommended by the Board of Directors.  If any other matters are properly presented to the Annual Meeting for action, the persons named in the Form of Proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.  A stockholder who has given a proxy may revoke it by voting in person at the Annual Meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of Bullion Monarch at any time before the closing of the polls at the Annual Meeting.  Any written notice revoking a proxy should be sent to Bullion Monarch Mining, Inc., 229 East 950 South, Orem, Utah 84058, Attention: Mr. James A. Morris, Secretary.  At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders and described further in this Proxy Statement.

Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.  Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

In the election of the directors, the nominees receiving the majority of the votes cast will be elected.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election for directors.

Ratifying of the appointment of Mantyla McReynolds requires an affirmative vote of a majority of the common stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.  In determining whether the appointment of Mantyla McReynolds has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as a vote against such approval of the appointment of Mantyla McReynolds.  Broker non-votes, however, will be treated as not entitled to vote for the purposes of this proposal and will not be counted as votes for or against the appointment of Mantyla McReynolds.

Proxy Solicitation Costs

Bullion Monarch will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Form of Proxy and any additional solicitation material that Bullion Monarch may provide to stockholders.  Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners or directly to these beneficial owners.  Proxies will be solicited through the mail and may be solicited by Bullion Monarch’s officers, directors and employees in person or by telephone.  They will not receive addition compensation for this effort.

Recommendation of the Board of Directors

The Board recommends that you vote FOR each of the nominees of the Board (Proposal 1), and FOR the approval of the appointment of Mantyla McReynolds (Proposal 2).

Effective Dates

The election of directors and appointment of Mantyla McReynolds as our auditors, if approved by our stockholders, will be effective immediately following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The nominees for election as directors are the five members of our current Board of Directors: R. Don Morris, James A. Morris, Peter Passaro, Wayne E. Pearce and Rex L. Franson.  Each director is to serve until the next annual meeting of our stockholders or the director’s prior death, resignation or termination and the appointment and qualification of a successor.

Nominees for Director

Name	Age	Position	Held Position Since
R. Don Morris	64	President, and Director	1969
Peter Passaro	62	Director	1991
Wayne E. Pearce	71	Director	1997
James Andrew Morris	40	Secretary and Director	1992
Rex L. Franson	54	Director	2006

R. Don Morris. Mr. Morris has been a Director of Bullion Monarch since 1969.  He received a Bachelor of Science degree in Geology from Brigham Young University in 1966, and has worked for Bullion in various capacities since.  He has a lifetime of experience in mining.  He now serves as the President and CEO of Bullion Monarch.

Peter Passaro. Mr. Passaro has served on the Board of Directors of Bullion Monarch since May 1, 1991.  He attended the University of Connecticut.  He was the President and CEO of E&P Foundry for 19 years.  He sold his foundry business and has been employed as a consultant and director of Bullion Monarch since 1991.

Wayne E. Pearce. Mr. Pearce has served on the Board of Directors of Bullion Monarch since 1997.  He has been involved in the mining business for over 40 years.  He has consulted for Bullion Monarch since the early 1960’s.  Mr. Pearce received a degree from the University of Utah in Economics and Finance in 1961 and an MBA degree in 1963.  He retired as an instructor in Business Management from Brigham Young University, where he taught classes in investments, corporate finance and business management.  Mr. Pearce has worked as a consultant to Bullion Monarch since 1997.

James Andrew Morris.  Mr. Morris is a graduate of Brigham Young University, receiving a Bachelor of Science degree in Business Management.  He is the manager for Eagle Home Mortgage located in Elko, Nevada, and has worked as a director and consultant for Bullion Monarch since 1992.  He now serves as Secretary/Treasurer for Bullion Monarch.

Rex L. Franson. Mr. Franson was added to the Board of Directors of Bullion Monarch in January, 2006.  He graduated from Brigham Young University with a B.A. in economics in 1978, and from the University of Michigan with an M.A. in 1980.  He spent 17 years in the automobile business, including four years as an officer of Chrysler Corporation, where he served as the President and COO of Chrysler Financial Corporation.

Director Qualification Guidelines

In evaluating potential directors, Mr. Morris and the Board will consider, among other matters, the following factors:

• the appropriate size of our Board of Directors;

• our needs with respect to the particular talents and experience of our directors;

• the knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

• familiarity with the mining industry;

• experience with accounting rules and practices; and

• the desire to balance the benefit of continuity with the periodic injection of the fresh perspective that may be provided by new Board members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, Mr. Morris and the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Mr. Morris and the Board of Directors may also consider such other factors as they may believe are in the best interests of Bullion Monarch and its stockholders.

Mr. Morris and the Board of Directors identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-election. If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Committees

Bullion Monarch does not have an Audit Committee, and it is not required to have an Audit Committee; Bullion Monarch does not believe that the lack of an Audit Committee will have any adverse effect on its financial statements, based upon current operations. Management will assess whether an Audit Committee may be necessary in the future.

Nominating or Governance Committee:  During the annual period ended April 30, 2007, there were no changes in the procedures by which security holders may recommend nominees to Bullion Monarch’s Board of Directors; and Bullion Monarch does not presently have a Nominating Committee for members of its Board of Directors.  Nominations are considered by the entire Board.

Our Bylaws do not contain any provision addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors, and we do not have any formal policy concerning stockholder recommendations to the Board of Directors. To date, we have not received any recommendations from non-affiliate stockholders requesting that the Board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, if one is received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to the Chairman of the Board, Peter Passaro. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership in the Company (how many shares owned and for how long).

Compensation Committee: Bullion Monarch does not currently have a Compensation Committee.

Code of Ethics

We have adopted a Code of Ethics that was attached as Exhibit 14 to our 10-KSB Annual Report for the fiscal year ended April 30, 2006, that can be accessed in the Edgar archives of the Securities and Exchange Commission at www.sec.gov.  For any stockholder who does not have Internet access, a copy of the Code of Ethics will be provided on request at no cost.

Communications with the Board of Directors

Our Board of Directors does not have a formal process for security holders to send communications to the Board. However, our directors take great interests in the concerns of stockholders.  In addition, our directors review and give careful consideration to any and all stockholder communications. Security holder communications may be sent to: Board of Directors, Bullion Monarch Mining, Inc., 299 East 950 South, Orem, Utah  84058. Communications may also be sent to any individual director at our address.

Meetings of the Board of Directors

During fiscal 2007, there were four meetings of the Board of Directors at which all members were present in person or by telephone conference; and during fiscal 2008 to the date hereof, there were two meetings of the Board of Directors at which all members were also present in person or by telephone conference.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the election of each of the nominees listed herein.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table outlines information provided to the Company as of December 21, 2007, regarding beneficial ownership of Bullion Monarch common stock by the Company’s directors, executive management and any 5% beneficial owners.

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	R. Don Morris (1)	8,001,167	19.9%
Common Stock	James A. Morris (2)	2,884,188	7.2%
Common Stock	Peter Passaro	3,303,794	8.2%
Common Stock	Wayne E. Pearce	1,407,225	3.4%
Common Stock	Rex L. Franson	-0-	-0-
Total		15,596,374	38.8%

(1) 1,600 shares are owned indirectly in the name of his spouse.

(2) 100,000 shares are owned indirectly in the names of his minor children (75,000 shares) and 25,000 in the name of his spouse.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Years ended April 30, 2007, 2006 and 2005

The following table provides information relative to compensation paid to our directors and executive officers for the fiscal years indicated.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total Earnings ($) (j)
R. Don Morris President	2007 2006 2005	150,000 100,000 60,000						(1) (2)	150,000 100,000 60,000
James A. Morris Secretary	2007 2006 2005	12,000 6,000 12,000						(1) (2)	12,000 6,000 12,000

Peter Passaro Chairman of the Board	2007 2006 2005	12,000 6,000 12,000	(1) (2)	12,000 6,000 12,000
Wayne E. Pearce Director	2007 2006 2005	58,470 10,746 12,000	(1) (2)	58,470 10,746 12,000
Rex L. Franson Director	2007 2006 2005	68,700 21,161 0	(1) (2)	68,700 21,161 0

(1) See the heading “EnShale Stock Ownership” in Part I, Item 1, specifically Note (2) to the Table “Stock Ownership of EnShale,” in our 10-KSB Annual Report for the fiscal year ended April 30, 2007, that accompanies this Proxy Statement, for information about compensation paid to directors, executive officers and others in the form of common stock of our majority owned subsidiary, EnShale, Inc. (“EnShale”).  R. Don Morris received shares of EnShale valued at an aggregate of $55,440; James A. Morris received shares of EnShale valued at an aggregate of $13,200; Peter Passaro received shares of EnShale valued at an aggregate of $13,200; Wayne E. Pearce received shares of EnShale valued at an aggregate of $46,200; and Rex L. Franson received shares of EnShale valued at an aggregate of $56,760.

(2) The following “restricted securities” of Bullion Monarch were issued to these directors and executive officers during fiscal 2007:

To whom	Date	Number of shares	Consideration*
R. Don Morris	12/13/2006	4,378,962	Issued as debt relief for accrued officers compensation
Peter Passaro	12/13/2006	860,153	Issued as debt relief for accrued officers compensation
James A. Morris	12/13/2006	860,153	Issued as debt relief for accrued officers compensation
Wayne E. Pearce	12/13/2006	651,632	Issued as debt relief for accrued officers compensation

* At July 31, 2004, Bullion Monarch had accrued $777,000 in officer compensation for services rendered on or before July 31, 2004.  On December 31, 2006, Bullion Monarch resolved to issue 6,750,900 shares of its common stock that were “restricted securities” valued at $0.006 per share to relieve $40,505 in accrued officer compensation, and the remaining officer accrued compensation in the amount of $539,245 was forgiven by the officers under an Amended Stipulation for Judgment entered on March 31, 2005, regarding the reorganization of the Company into a newly formed Utah corporation following its dissolution in the

State of Utah.  In addition, Bullion Monarch agreed to pay the officers $197,250 in cash.  As of April 30, 2006, Bullion Monarch had accrued $72,000 in officer compensation.  A complete description of the Amended Stipulation of Judgment and the reorganization is contained in Part I, Item I, under the heading “ Business Development,” of our 10-KSB Annual Report for the fiscal year ended April 30, 2007, that accompanies this Proxy Statement.

Certain Relationships and Related Transactions

Except as indicated below or in the Summary Compensation Table above, there were no material transactions, or series of similar transactions, during Bullion Monarch’s last three fiscal years, or any currently proposed transactions, or series of similar transactions, to which Bullion Monarch or any of our subsidiaries was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of Bullion Monarch’s total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to Bullion Monarch to own of record or beneficially more than five percent of any class of Bullion Monarch common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

The only other transaction between related persons was a note payable to a stockholder for $21,567 for the expenses that stockholder paid on behalf of Bullion Monarch.  The note was non-interest bearing and due on demand.  The note was paid during the fiscal year ended April 30, 2006.

Family Relationships

R. Don Morris and James A. Morris are father and son, respectively.

Involvement in certain legal proceedings

During the past five years, none of our present or former directors, executive officers, promoters, control persons or persons nominated to become directors or executive officers:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and directors and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission. Executive officers, directors and greater than 10% owners are required by the Securities and Exchange Commission’s regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms furnished to us, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors have been filed; however, all such reports were not timely filed.  The Company only recently resumed filing reports under Section 13 of the Exchange Act, following the completion of its reorganization with a newly formed Utah corporation following the Company’s dissolution by the State of Utah, and at that time, all beneficial ownership reports of persons required to file such reports were brought current.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors appointed Mantyla McReynolds as the Company’s registered public accounting firm for the fiscal years ended April 30, 2007, and 2006.  The Board of Directors has again appointed Mantyla McReynolds as the Company’s registered public accounting firm for the fiscal year ending April 30, 2008.  In order to ratify this appointment, this proposal will be presented at the Annual Meeting.  A representative from Mantyla McReynolds will not be present at the Annual Meeting.

Fees Paid to Principal Accountants

Audit Fees

The total fees paid to Mantyla McReynolds for professional services performed in connection with the audit of our financial statements for the fiscal year ended April 30, 2007, and for review of our financial statements in connection with our Quarterly Reports on Form 10-QSB filed for that year, were approximately $30,000.  In comparison, the Company paid $13,000 in fees during the fiscal year ended April 30, 2006, which included a review of our financial statements for our Quarterly Reports and other reviews related to regulatory filings required by the Securities and Exchange Commission.

Audit-Related Fees

The Company has not paid any fees to Mantyla McReynolds for audit-related fees during the last two fiscal years.

Tax Fees

The Company has not paid any fees to Mantyla McReynolds for tax fees during the last two fiscal years.

All Other Fees

The Company has paid approximately $41 for fees for products and services provided by Mantyla McReynolds, not reported under “Audit fees,” “Audit-related fees,” and “Tax fees” in the last two fiscal years.

Pre-approval and Policies

Bullion Monarch has not adopted an Audit Committee; therefore, there is no Audit Committee policy in this regard. However, Bullion Monarch does require approval in advance of the performance of professional services to be provided to it by its principal accountant. Additionally, all services rendered by Bullion Monarch’s principal accountant are performed pursuant to a written engagement letter between Bullion Monarch and the principal accountant.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the appointment of Mantyla McReynolds.

PROPOSAL 3

OTHER MATTERS

The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting.  If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Form of Proxy to vote thereon in accordance with their best judgment.

A copy of our Annual Report filed on Form 10-KSB for the fiscal year ended April 30, 2007, accompanies this Proxy Statement.

We look forward to seeing many of our stockholders at our Annual Meeting.  If you are unable to attend, please do not forget to submit your proxy to have your shares voted according to your wishes.

Sincerely,

/s/ R. Don Morris

R. Don Morris

President & CEO

FORM OF PROXY

FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD JANUARY 28, 2008

This Proxy Is Solicited by Management of the Company.

The undersigned stockholder of Bullion Monarch Mining, Inc. (the “Company”), hereby appoints R. Don Morris or __________________________ as proxy-holder for and on behalf of the undersigned to attend the Annual Meeting of Stockholders to be held January 28, 2008, at 10:00 a.m. and to vote said stockholder’s shares as follows:

I direct that my proxy vote as follows:

1. On a Proposal 1 to elect R. Don Morris, Peter Passaro, James A. Morris, Wayne E. Pearce and Rex L. Franson to the Board of Directors to serve until the next Annual Meeting:

R. Don Morris: _____ For      _____ Against       ____ Abstain

Peter Passaro: _____ For      _____ Against       ____ Abstain

James A. Morris: _____ For      _____ Against       ____ Abstain

Wayne E. Pearce: _____ For      _____ Against       ____ Abstain

Rex L. Franson: _____ For      _____ Against       ____ Abstain

2. On a resolution ratifying the re-selection of Mantyla McReynolds as the Company’s independent registered public accounting firm.

_____ For         _____ Against            _____ Abstain

I authorize my proxy to vote as his discretion may dictate on the transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

In the event R. Don Morris is unable to attend this Annual Meeting, then Peter Passaro shall be authorized to vote these shares in his place in the above-prescribed manner with the same discretion granted to Mr. Morris.

The undersigned hereby revokes any Proxy previously given, and incorporates by reference the provisions of the instructions following this Proxy.

Print Name of Stockholder Number of Shares

Signature of Stockholder Date

Address:

Street or P.O. Number            City                State    Zip